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EXHIBIT 16

February 13, 2003

Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Indigenous Global Development Corporation's Form 8-K dated February 10, 2003, and are in agreement with statements contained in therein regarding our termination as auditors.



/s/ Caldwell, Becker, Dervin, Petrick & Co., L.L.P.
Caldwell, Becker, Dervin, Petrick & Co., L.L.P.